Exhibit 99.1

Charles River Announces Fourth-Quarter and Full-Year 2011 Results from Continuing Operations

– Fourth-Quarter Sales of $291.0 Million and Full-Year 2011 Sales of $1.14 Billion –

– Fourth-Quarter GAAP Earnings per Share of $0.55 and Non-GAAP Earnings per Share of $0.69 –

– Full-Year GAAP Earnings per Share of $2.24 and Non-GAAP Earnings per Share Increase 29% to $2.56 –

– Reaffirms 2012 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 13, 2012--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2011. For the quarter, net sales from continuing operations were $291.0 million, an increase of 3.3% from $281.7 million in the fourth quarter of 2010. On a segment basis, sales increased in the Research Models and Services (RMS) segment, but declined in the Preclinical Services (PCS) segment.

The addition of a 53rd week at the end of 2011, which is periodically required to true up to a December 31st fiscal year end, contributed approximately 4.5% to reported fourth-quarter sales. At a 0.2% benefit, the impact of foreign currency translation on reported fourth-quarter sales was negligible.

On a GAAP basis, net income from continuing operations for the fourth quarter of 2011 was $27.1 million, or $0.55 per diluted share, compared to a net loss of $342.4 million, or $5.94 per diluted share, for the fourth quarter of 2010. In the fourth quarter of 2010, GAAP results included non-cash goodwill and asset impairments of $395.0 million, or $6.28 per share.

On a non-GAAP basis, net income from continuing operations was $33.6 million for the fourth quarter of 2011, a decline of 2.8% from $34.5 million for the same period in 2010. A higher tax rate and lower other income were the primary drivers of the change. Fourth-quarter diluted earnings per share on a non-GAAP basis were $0.69, an increase of 15.0% compared to $0.60 per share in the fourth quarter of 2010. Non-GAAP earnings per share benefited primarily from the net accretion of stock repurchases.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our clients are increasingly viewing our broad portfolio of essential products and services and our scientific expertise as tools they can use to further their goal to bring more drugs to market sooner, and at a lower cost. We believe that our fourth-quarter results demonstrate a modestly improving environment on a number of levels: stable large biopharma demand, increasing demand for non-regulated services, better funding for mid-tier biopharma companies, and consistent growth in the academic and government sector. The fourth-quarter results and our expectation for relative stability in our end markets confirm our outlook for 2012. Therefore, we are reaffirming our sales and earnings per share guidance for the year.”

The Company reports results from continuing operations, which excludes results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Net sales for the RMS segment were $182.4 million in the fourth quarter of 2011, an increase of 8.3% from $168.4 million in the fourth quarter of 2010. Excluding the 0.4% benefit from of foreign exchange, RMS sales increased by 7.9%, primarily driven by higher sales of Other Products and Research Model Services. Other Products includes the In Vitro and Avian businesses. The 53rd week contributed approximately 4.5% to fourth-quarter sales.

In the fourth quarter of 2011, the RMS segment’s GAAP operating margin was 27.6% compared to 26.4% for the fourth quarter of 2010. On a non-GAAP basis, the operating margin decreased to 28.8% from 30.5% in the fourth quarter of 2010. The non-GAAP operating margin decline was primarily attributable to the performance of the large models business and an associated inventory write-down.

Preclinical Services (PCS)

Fourth-quarter 2011 net sales from continuing operations for the PCS segment were $108.5 million, a decrease of 4.2% from $113.3 million in the fourth quarter of 2010. The PCS sales decline was due primarily to a continuing proportion of shorter term, less complex studies in the sales mix, as well as fewer GLP safety assessment studies. Foreign currency translation reduced the sales growth rate by 0.3%. The 53rd week contributed approximately 4.0% to fourth-quarter sales.

On a non-GAAP basis, the operating margin increased to 13.0% from 12.0% in the fourth quarter of 2010. The non-GAAP operating margin improvement was due principally to the benefits of cost-savings actions implemented in 2010 and 2011, as well as a non-income based tax adjustment. The fourth-quarter 2011 GAAP operating margin increased to 3.8% from (345.9%) in the same period in 2010, which reflected the fourth-quarter 2010 goodwill and other impairments.

Stock Repurchase Update

During the fourth quarter of 2011, the Company repurchased approximately 0.8 million shares for $25.0 million. As of December 31, 2011, Charles River had $116.3 million remaining on its $750 million stock repurchase authorization.

Full-Year Results

For 2011, net sales from continuing operations increased by 0.8% to $1.14 billion from $1.13 billion in 2010. Foreign currency translation benefited net sales growth by 2.2%. The 53rd week contributed approximately 1.0% to reported 2011 sales.

On a GAAP basis, net income from continuing operations for 2011 was $115.5 million, or $2.24 per diluted share, compared to a net loss of $334.1 million, or $5.25 per diluted share, in 2010. In addition to the goodwill and asset impairments, the 2010 GAAP results also include a $30.0 million fee related to the termination of a proposed acquisition.

On a non-GAAP basis, net income from continuing operations for 2011 was $131.3 million, or $2.56 per diluted share, compared to $125.6 million, or $1.99 per diluted share, in 2010.

Research Models and Services (RMS)

For 2011, RMS net sales were $705.4 million, an increase of 5.8% from $667.0 million in 2010. Foreign currency translation benefited net sales growth by 2.7%. On a GAAP basis, the RMS segment operating margin was 29.2% in 2011, compared to 27.7% in 2010. On a non-GAAP basis, the operating margin was 30.4% in 2011, compared to 29.5% in 2010.

Preclinical Services (PCS)

For 2011, PCS net sales were $437.2 million, a decrease of 6.3% from $466.4 million in 2010. Foreign currency translation benefited net sales growth by 1.5%. On a non-GAAP basis, the operating margin was 12.6% in 2011, compared to 11.9% in 2010. The GAAP operating margin for the PCS segment was 5.7% in 2011, compared to (81.4%) in 2010 as a result of the goodwill and other impairments.

Items Excluded from Non-GAAP Results

Items excluded from non-GAAP results in the fourth quarter of 2011 and 2010 were as follows:

($ in millions)	4Q11	4Q10
Amortization of intangible assets	$5.3	$6.2
Severance related to cost-savings actions	4.1	10.9
Impairment and other items, net (1)	(0.4)	383.5
Adjustment of SPC contingent consideration and related items	0.5	5.8
Operating losses for PCS China, Massachusetts and Arkansas	(1.8)	2.7
Costs associated with evaluation of acquisitions	0.1	0.2
Fees and tax costs associated with corporate subsidiary restructuring and repatriation	0.1	--
Convertible debt accounting	3.8	3.3

(1) In the fourth quarter of 2010, these items were related primarily to goodwill and asset impairments associated with the Company’s PCS business segment.

Items excluded from non-GAAP results in 2011 and 2010 were as follows:

($ in millions)	FY2011	FY2010
Amortization of intangible assets	$21.8	$24.4
Severance related to cost-savings actions	5.5	16.5
Impairment and other items, net (1)	0.5	384.9
Adjustment of SPC contingent consideration and related items	(0.7)	2.9
Operating losses for PCS China, Massachusetts and Arkansas	6.5	13.4
Costs associated with evaluation of acquisitions	0.2	8.3
Acquisition agreement termination fee	--	30.0
Gain on settlement of life insurance policy	(7.7)	--
Write-off of deferred financing costs related to amended credit agreement	1.5	4.5
Fees and tax costs associated with corporate subsidiary restructuring and repatriation	1.6	15.7
Convertible debt accounting	14.0	12.9
Tax benefit related to disposition of Phase I clinical business	(11.1)	--

(1) In 2011, these items were related primarily to (i) asset impairments associated with certain RMS and PCS operations; (ii) gains related to dispositions of RMS facilities in Michigan and Europe; (iii) costs associated with exiting a defined benefit plan in RMS Japan; and (iv) costs associated with exiting a corporate leased facility. In 2010, these items were related primarily to goodwill and asset impairments associated with the Company’s PCS business segment.

2012 Guidance

The Company reaffirms its forward-looking guidance based on continuing operations for 2012, which was originally provided on December 14, 2011.

2012 GUIDANCE (from continuing operations)
Net sales growth, reported	0% - 2%
Impact of foreign exchange	Approx. 1%
Net sales growth, constant currency	1% - 3%
GAAP EPS estimate	$2.10 - $2.20
Amortization of intangible assets	$0.25
Operating losses (1)	$0.05
Convertible debt accounting	$0.20
Non-GAAP EPS estimate	$2.60 - $2.70

(1) These costs relate primarily to the Company’s PCS facility in Massachusetts.

Webcast

Charles River Laboratories has scheduled a live webcast on Tuesday, February 14, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions, charges and operating losses attributable to our businesses we plan to close or divest, severance costs associated with our cost-savings actions, taxes associated with the disposition of our Phase I clinical business, adjustments related to contingent consideration related to our acquisitions, a gain recognized upon the settlement of a life insurance policy of a former officer, fees and taxes associated with corporate subsidiary restructuring and repatriation, write-offs of deferred financing costs related to our amended credit facility, and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2012 financial performance including sales, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services; including our expectations for revenue trends for 2012; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to more accurately align our infrastructure to the current operating environment, and to improve overall operating efficiencies and profitability; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our cost-savings actions on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 23, 2011, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 25, 2010	December 31, 2011	December 25, 2010

Total net sales	$290,962	$281,652	$1,142,647	$1,133,416
Cost of products sold and services provided	190,394	188,347	740,405	748,656
Gross margin	100,568	93,305	402,242	384,760
Selling, general and administrative	53,579	57,275	206,140	232,489
Goodwill impairment	-	305,000	-	305,000
Asset impairment	-	90,030	-	91,378
Termination fee	-	-	-	30,000
Amortization of intangibles	5,342	6,159	21,796	24,405
Operating income	41,647	(365,159)	174,306	(298,512)
Interest income (expense)	(9,674)	(9,197)	(41,233)	(34,093)
Other income (expense)	681	1,373	(411)	(1,477)
Income from continuing operations before income taxes	32,654	(372,983)	132,662	(334,082)
Provision (benefit) for income taxes	5,576	(30,554)	17,140	23
Income from continuing operations, net of tax	27,078	(342,429)	115,522	(334,105)
Discontinued operations, net of tax	150	(5,549)	(5,545)	(8,012)
Net income	27,228	(347,978)	109,977	(342,117)
Noncontrolling interests	(113)	4,414	(411)	5,448
Net income attributable to common shareowners	$27,115	$(343,564)	$109,566	$(336,669)

Earnings per common share
Basic:
Continuing operations	$0.55	$(5.94)	$2.26	$(5.25)
Discontinued operations	$-	$(0.10)	$(0.11)	$(0.13)
Net	$0.56	$(6.04)	$2.16	$(5.38)
Diluted:
Continuing operations	$0.55	$(5.94)	$2.24	$(5.25)
Discontinued operations	$-	$(0.10)	$(0.11)	$(0.13)
Net	$0.55	$(6.04)	$2.14	$(5.38)

Weighted average number of common shares outstanding
Basic	48,670,624	56,886,053	50,823,063	62,561,294
Diluted	48,907,278	56,886,053	51,318,242	62,561,294

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	December 31, 2011	December 25, 2010
Assets
Current assets
Cash and cash equivalents	$68,905	$179,160
Trade receivables, net	184,810	192,972
Inventories	92,969	100,297
Other current assets	79,052	76,603
Current assets of discontinued businesses	107	3,862
Total current assets	425,843	552,894
Property, plant and equipment, net	738,030	752,657
Goodwill, net	197,561	198,438
Other intangibles, net	93,437	121,236
Deferred tax asset	44,804	45,003
Other assets	57,659	62,323
Long-term assets of discontinued businesses	986	822
Total assets	$1,558,320	$1,733,373

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$14,758	$30,582
Accounts payable	34,332	30,627
Accrued compensation	41,602	48,918
Deferred revenue	56,530	66,905
Accrued liabilities	54,377	59,369
Other current liabilities	14,033	20,095
Current liabilities of discontinued businesses	1,165	3,284
Total current liabilities	216,797	259,780
Long-term debt & capital leases	703,187	670,270
Other long-term liabilities	108,451	114,596
Long-term liabilities of discontinued businesses	2,522	-
Total liabilities	1,030,957	1,044,646
Non-controlling interests	1,780	1,304
Total equity	527,363	688,727
Total liabilities and equity	$1,558,320	$1,733,373

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 25, 2010	December 31, 2011	December 25, 2010
Research Models and Services
Net sales	$182,414	$168,382	$705,419	$666,986
Gross margin	74,667	68,383	297,327	278,391
Gross margin as a % of net sales	40.9%	40.6%	42.1%	41.7%
Operating income	50,352	44,405	206,319	184,464
Operating income as a % of net sales	27.6%	26.4%	29.2%	27.7%
Depreciation and amortization	9,326	9,703	37,240	37,657
Capital expenditures	20,055	11,867	34,257	27,694

Preclinical Services
Net sales	$108,548	$113,270	$437,228	$466,430
Gross margin	25,901	24,922	104,915	106,369
Gross margin as a % of net sales	23.9%	22.0%	24.0%	22.8%
Operating income	4,081	(391,842)	24,925	(379,726)
Operating income as a % of net sales	3.8%	-345.9%	5.7%	-81.4%
Depreciation and amortization	11,656	13,956	47,990	55,992
Capital expenditures	7,416	4,141	14,886	15,166

Unallocated Corporate Overhead	$(12,786)	$(17,722)	$(56,938)	$(103,250)

Total
Net sales	$290,962	$281,652	$1,142,647	$1,133,416
Gross margin	100,568	93,305	402,242	384,760
Gross margin as a % of net sales	34.6%	33.1%	35.2%	33.9%
Operating income	41,647	(365,159)	174,306	(298,512)
Operating income as a % of net sales	14.3%	-129.6%	15.3%	-26.3%
Depreciation and amortization	20,982	23,659	85,230	93,649
Capital expenditures	27,471	16,008	49,143	42,860

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 25, 2010	December 31, 2011	December 25, 2010
Research Models and Services
Net sales	$182,414	$168,382	$705,419	$666,986
Operating income	50,352	44,405	206,319	184,464
Operating income as a % of net sales	27.6%	26.4%	29.2%	27.7%
Add back:
Amortization related to acquisitions	1,755	1,824	6,747	7,349
Severance related to cost-savings actions	752	4,238	1,196	4,429
Impairment and other items (2)	(257)	846	312	846
Operating income, excluding specified charges (Non-GAAP)	$52,602	$51,313	$214,574	$197,088
Non-GAAP operating income as a % of net sales	28.8%	30.5%	30.4%	29.5%

Preclinical Services
Net sales	$108,548	$113,270	$437,228	$466,430
Operating income	4,081	(391,842)	24,925	(379,726)
Operating income as a % of net sales	3.8%	-345.9%	5.7%	-81.4%
Add back:
Amortization related to acquisitions	3,586	4,335	15,048	17,056
Severance related to cost-savings actions	3,393	4,277	4,372	9,145
Adjustment of SPC contingent consideration and related items (3)	4,879	7,200	4,879	7,200
Impairment and other items (2)	425	386,999	425	388,347
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	(2,297)	2,662	5,580	13,387
Operating income, excluding specified charges (Non-GAAP)	$14,067	$13,631	$55,229	$55,409
Non-GAAP operating income as a % of net sales	13.0%	12.0%	12.6%	11.9%

Unallocated Corporate Overhead	$(12,786)	$(17,722)	$(56,938)	$(103,250)
Add back:
Severance related to cost-savings actions	-	2,418	(106)	2,930
Impairment and other items (2)	(532)	-	(264)	-
Adjustment of SPC contingent consideration and related items (3)	(4,394)	(1,405)	(5,600)	(4,335)
Costs related to PCS China	485	-	891	-
Costs associated with the evaluation of acquisitions	65	182	215	6,769
Acquisition agreement termination fee	-	-	-	30,000
Gain on settlement of life insurance policy	-	-	(7,710)	-
Costs associated with corporate legal entity restructuring & repatriation	145	-	930	393
Convertible debt accounting (4)	53	53	213	213
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(16,964)	$(16,474)	$(68,369)	$(67,280)

Total
Net sales	$290,962	$281,652	$1,142,647	$1,133,416
Operating income	41,647	(365,159)	174,306	(298,512)
Operating income as a % of net sales	14.3%	-129.6%	15.3%	-26.3%
Add back:
Amortization related to acquisitions	5,341	6,159	21,795	24,405
Severance related to cost-savings actions	4,145	10,933	5,462	16,504
Adjustment of SPC contingent consideration and related items (3)	485	5,795	(721)	2,865
Impairment and other items (2)	(364)	387,845	473	389,193
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	(1,812)	2,662	6,471	13,387
Costs associated with the evaluation of acquisitions	65	182	215	6,769
Acquisition agreement termination fee	-	-	-	30,000
Gain on settlement of life insurance policy	-	-	(7,710)	-
Costs associated with corporate legal entity restructuring & repatriation	145	-	930	393
Convertible debt accounting (4)	53	53	213	213
Operating income, excluding specified charges (Non-GAAP)	$49,705	$48,470	$201,434	$185,217
Non-GAAP operating income as a % of net sales	17.1%	17.2%	17.6%	16.3%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The twelve months ended December 31, 2011 include: (i) asset impairments associated with certain RMS and PCS operations; (ii) gains on the disposition of RMS facilities in Michigan and Europe; (iii) costs associated with exiting a defined benefit plan in RMS Japan; and (iv) costs associated with vacating a corporate leased facility. The three and twelve month periods ended December 25, 2010 include items primarily related to goodwill and asset impairments associated with the Company’s PCS business segment.

(3)	The three and twelve month periods ended December 31, 2011 include an impairment of in-process research and development and a deferred revenue reversal related to Systems Pathology Company, LLC (SPC). The three and twelve month periods ended December 25, 2010 include an impairment of in-process research and development related to SPC.

(4)	Includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 25, 2010	December 31, 2011	December 25, 2010

Net income attributable to common shareholders	$27,115	$(343,564)	$109,566	$(336,669)
Less: Discontinued operations	(150)	5,549	5,545	8,012
Net income from continuing operations	26,965	(338,015)	115,111	(328,657)
Add back:
Amortization related to acquisitions	5,341	6,159	21,795	24,405
Severance related to cost-savings actions	4,145	10,933	5,462	16,504
Impairment and other items (2)	(364)	383,548	473	384,896
Adjustment of SPC contingent consideration and related items (3)	485	5,795	(721)	2,865
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	(1,812)	2,662	6,471	13,387
Costs associated with the evaluation of acquisitions	65	182	215	8,319
Acquisition agreement termination fee	-	-	-	30,000
Gain on settlement of life insurance policy	-	-	(7,710)	-
Writeoff of deferred financing costs related to debt extinguishment	-	-	1,450	4,542
Costs and taxes associated with corporate legal entity restructuring & repatriation	145	-	1,637	15,689
Convertible debt accounting, net (4)	3,762	3,333	13,978	12,948
Tax benefit from disposition of Phase I clinical business	-	-	(11,111)	-
Tax effect	(5,162)	(40,056)	(15,710)	(59,274)
Net income, excluding specified charges (Non-GAAP)	$33,569	$34,541	$131,340	$125,624

Weighted average shares outstanding - Basic	48,670,624	56,886,053	50,823,063	62,561,294
Effect of dilutive securities:
Stock options and contingently issued restricted stock	236,654	487,130	495,179	558,229
Weighted average shares outstanding - Diluted	48,907,278	57,373,183	51,318,242	63,119,523

Basic earnings per share	$0.56	$(6.04)	$2.16	$(5.38)
Diluted earnings per share	$0.55	$(6.04)	$2.14	$(5.38)

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.69	$0.61	$2.58	$2.01
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.69	$0.60	$2.56	$1.99

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The twelve months ended December 31, 2011 include: (i) asset impairments associated with certain RMS and PCS operations; (ii) gains on the disposition of RMS facilities in Michigan and Europe; (iii) costs associated with exiting a defined benefit plan in RMS Japan; and (iv) costs associated with vacating a corporate leased facility. The three and twelve month periods ended December 25, 2010 include items primarily related to goodwill and asset impairments associated with the Company’s PCS business segment.

(3)	The three and twelve month periods ended December 31, 2011 include an impairment of in-process research and development and a deferred revenue reversal related to Systems Pathology Company, LLC (SPC). The three and twelve month periods ended December 25, 2010 include an impairment of in-process research and development related to SPC.

(4)	The three and twelve months ended December 31, 2011 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,709 and $13,765 and depreciation expense by $53 and $213, respectively. The three and twelve months ended December 25, 2010 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,280 and $12,735 and depreciation expense by $53 and $213, respectively.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Director, Public Relations
amy.cianciaruso@crl.com